Exhibit 99.1

Investor Relations

Press Release

Verint Announces Delisting From Nasdaq Effective February 1, 2007

MELVILLE, N.Y.—(BUSINESS WIRE)—January 31, 2007—Verint Systems Inc. (Nasdaq: VRNT) today announced that it received notification from The Nasdaq Listing and Hearing Review Council (the “Listing Council”) that the Company’s common stock will be suspended, pending delisting, from The Nasdaq Global Market. The Company’s common stock will be suspended effective as of the opening of business on February 1, 2007 because the Company is not in compliance with the Nasdaq continued listing requirement set forth in Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. As previously disclosed, the Nasdaq Listing Qualifications Panel determined to delist the Company’s common stock from Nasdaq, which decision had been stayed pending further action by the Listing Council.

Following the delisting of the Company’s common stock from Nasdaq, the Company expects that its common stock will be quoted in the “Pink Sheets” beginning on February 1, 2007. The Company expects that the trading symbol of its common stock will remain the same (VRNT or VRNT.PK). Information about the Pink Sheets can be found at its Internet web site www.pinksheets.com.

Dan Bodner, President and CEO of Verint Systems Inc., said, “Verint remains financially strong and a leader in the actionable intelligence market. Our shareholders, customers and partners can be assured that Verint is committed to regaining compliance and restoring our listing in a timely fashion.”

ABOUT VERINT SYSTEMS INC.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (Nasdaq: CMVT). Visit us at our website www.verint.com.

Note: This release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: potential impact on Verint’s financial results as a result of Comverse’s creation of a special committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse special committee’s review; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; the facts and circumstances underlying certain potential accounting errors, as well as certain other areas requiring additional investigation, recently announced by Comverse; Verint’s ability to have its common stock relisted on The Nasdaq Global Market; the impact of governmental inquiries arising out of or related to option grants and the other accounting errors identified at Comverse; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight and Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

CONTACT: Verint Systems Inc.

Alan Roden, 631-962-9304

alan.roden@verint.com